Exhibit 99.1

Cross Country Healthcare Announces First Quarter 2013 Earnings Release Date and Conference Call Information

BOCA RATON, Fla.--(BUSINESS WIRE)--April 8, 2013--Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its first quarter 2013 financial results on Wednesday, May 8, 2013, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Tuesday, May 7, 2013.

This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-972-6408 from anywhere in the U.S. or by dialing 210-234-0087 from non-U.S. locations – Passcode: Cross Country. From May 8th through May 22nd, a replay of the webcast will be available at the Company’s website and a replay of the conference call will be available by telephone by calling 800-873-7690 from anywhere in the U.S. or 203-369-3572 from non-U.S. locations – Passcode: 2013.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leader in healthcare staffing with a primary focus on providing nurse and allied and physician (locum tenens) staffing services and workforce solutions to the healthcare market. The Company believes it is one of the top two providers of nurse and allied staffing services, one of the top four providers of temporary physician staffing services, and one of the top four providers of retained physician and healthcare executive search services. The Company also is a leading provider of education and training programs specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 4,000 contracts with hospitals and healthcare facilities, and other healthcare organizations to provide our staffing services and workforce solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

CONTACT:
Cross Country Healthcare, Inc.
Howard A. Goldman, 877-686-9779
Director/Investor & Corporate Relations
hgoldman@crosscountry.com